UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

SIPEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	04-6135748 (I.R.S. Employer Identification No.)

233 South Hillview Drive Milpitas, California (Address of principal executive offices)	95035 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable):
Not Applicable
Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
Signature

Information Required in Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

Incorporated by reference to the “Description of Capital Stock” section of the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 15, 2006, as amended on February 13, 2007 or as subsequently amended (Registration No. 333-138740).

Item 2.	Exhibits

Since no other securities of the Registrant other than the Registrant’s common stock are registered on The NASDAQ Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, no exhibits are required to be filed with this Form 8-A.

Signature
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 10, 2007	Sipex Corporation
	By:	/s/ Clyde R. Wallin
Clyde R. Wallin
Senior Vice President Finance and Chief Financial Officer